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                                                                    Exhibit 23.3



                    Consent of Williams, Kastner & Gibbs PLLC


We consent to the reference to our firm under the caption, "Legal Matters" in the January 2002 Registration Statement (on Form S-3) of Waste Connections, Inc. with respect to common shares, preferred shares and debt securities of Waste
Connections, Inc. (Registration No. 333-          ).

                                                  WILLIAMS, KASTNER & GIBBS PLLC

Seattle, Washington
January 15, 2002